Exhibit 5.1

+1 202.942.5000 +1 202.942.5999 Fax

555 Twelfth Street, NW Washington, DC 20004-1206

June 17, 2014

Board of Trustees

First Potomac Realty Trust

7600 Wisconsin Avenue

Bethesda, Maryland 20814

Re:	Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and proposed public offering of an unlimited amount of one or more series of the following securities of the Company: (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”); (iii) depositary shares representing fractional interests in the Preferred shares (the “Depositary Shares”); (iv) warrants to purchase the Common Shares, the Preferred Shares of the Depositary Shares (the “Warrants”); (v) rights to purchase the Common Shares (the “Rights,”); and (vi) units comprised of any two or more of the foregoing securities of the Company described in clauses (i) through (v), (the “Units,” and, together with the Common Shares, the Preferred Shares, the Depositary Shares and the Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement, and as to be set forth in one or more supplements to such prospectus.

This opinion is being furnished to you at your request for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with rendering the opinions set forth in this letter, we have examined copies of such agreements, instruments and documents as we have deemed necessary to form a basis on which to render the opinions hereinafter expressed. The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

Board of Trustees

First Potomac Realty Trust

June 17, 2014

A. We have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on all such parties (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

B. We have assumed that the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Trustees of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Amended and Restated Declaration of Trust (“Declaration of Trust”) and bylaws and applicable provisions of Maryland law, and will not (i) violate or constitute a default or breach under (a) any agreement or instrument to which the Company or its properties is subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any requirement with respect to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, or (ii) impair the legal or binding nature of the obligations represented by the applicable Securities.

C. We have assumed that, at the time of offer, issuance and sale of any Securities, (i) the Registration Statement will be effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws.

D. We have assumed that, upon the issuance of any of Common Shares and/or Preferred Shares that may be offered and sold under the Registration Statement, including Common Shares and/or Preferred Shares that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding Common Shares and/or Preferred Shares (as the case may be) after giving effect to such issuance

Board of Trustees

First Potomac Realty Trust

June 17, 2014

would not exceed the total number of Common Shares and/or Preferred Shares (as the case may be) that the Company is then authorized to issue under its Declaration of Trust, as it may then be amended, and (ii) with respect to any issuance of Preferred Shares, the total number of issued and outstanding shares of the applicable class or series of Preferred Shares (after giving effect to such issuance) would not exceed the total number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under its Declaration of Trust, as it may then be amended.

E. We have assumed that, (i) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation, (ii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (iii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent, (iv) any Rights associated with the Common Shares will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent, and (v) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as unit agent.

F. To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we have assumed that the other party under the deposit agreement for any Depositary Shares, under the warrant agreement for any Warrants, under the rights agreement for any Rights associated with the Common Shares, and under the unit agreement for any Units, namely, the depositary, the warrant agent, the rights agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement, warrant agreement, rights agreement or unit agreement, as applicable; that such deposit agreement, warrant agreement, rights agreement or unit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement, warrant agreement, rights agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such deposit agreement, warrant agreement, rights agreement or unit agreement, as applicable.

Board of Trustees

First Potomac Realty Trust

June 17, 2014

G. We have assumed that any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

H. We have assumed that, if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement, distribution agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement.

I. We have assumed that (i) the laws of the State of New York will be the governing law under any deposit agreement, warrant agreement, rights agreement or unit agreement, (ii) the Company will remain a Maryland real estate investment trust, and (iii) the Securities will not be issued in violation of the ownership limit contained in the Company’s Declaration of Trust.

We express no opinion as to the effect or application of any laws, statutes, ordinances, rules, or regulations other than the applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs 1. and 2. below, applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended; and (ii) as to the opinions expressed in paragraphs 3., 4. and 5. below, applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). As used herein, the term “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. With respect to Common Shares and associated Rights (including any Common Shares and associated Rights duly issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Common Shares, or upon the exercise of Warrants for the purchase of Common Shares and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), (a) upon completion of all required Board Actions relating to the issuance of the Common Shares and associated Rights and (b) upon due execution and delivery of a rights agreement relating to the Rights associated with the Common Shares on behalf of the Company and the rights agent named therein, the Common Shares will be validly issued, fully paid and nonassessable.

Board of Trustees

First Potomac Realty Trust

June 17, 2014

2. With respect to the Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants for the purchase of Preferred Shares and receipt by the Company of any additional consideration payable upon such exercise), upon completion of all required Board Actions relating to the issuance and terms of the Preferred Shares, the Preferred Shares will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, (a) upon completion of all required Board Actions relating to the Depositary Shares, and (b) upon due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, the depositary receipts evidencing the Depositary Shares will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

4. With respect to the Warrants, (a) upon completion of all required Board Actions relating to the issuance and terms of the Warrants, (b) upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and (c) upon due execution and delivery of the Warrants on behalf of the Company, the Warrants will be legally valid and binding obligations of the Company.

5. With respect to the Units, (a) upon completion of all required Board Actions relating to the Units and the constituent securities that are components of the Units, (b) assuming the constituent securities that are components of the Units are validly issued, fully paid and nonassessable, (c) upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein and due authentication of the Units by such unit agent, and (d) upon due execution and delivery of the certificates representing the Units, if applicable, on behalf of the Company, the Units will be legally valid and binding obligations of the Company.

The opinions expressed in paragraphs 3., 4. and 5. above with respect to the valid and binding nature of obligations may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are

Board of Trustees

First Potomac Realty Trust

June 17, 2014

considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions and provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

It should be understood that the opinion in paragraph 1. above concerning the Rights does not address the determination a court of competent jurisdiction may make regarding whether the Board of Trustees of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time and that our opinion in paragraph 1. above addresses the Rights and the rights agreement in their entirety and not any particular provision of the Rights or the rights agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ ARNOLD & PORTER LLP

Arnold & Porter LLP